Exhibit 4.1

MAREX GROUP PLC

Issuer,

AND

THE BANK OF NEW YORK MELLON

Trustee

SENIOR INDENTURE

Dated as of August 4, 2025

SENIOR DEBT SECURITIES

Reconciliation and tie between Trust Indenture Act of 1939, as amended, and

Indenture dated as of August 4, 2025.

Trust Indenture Act Section	Senior Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08, 6.10
(c)	Not Applicable
§ 311(a)	6.13
(b)	6.13
(c)	Not Applicable
§ 312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03(b)
§ 314(a)	7.04
(a)(4)	10.05
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02, 7.03(a)
(c)	6.01(b)
(d)	6.01(c)
(e)	5.13
§ 316 (a)(1)(A)	5.02, 5.11
(a)(1)(B)	5.12
(a)(2)	Not Applicable
(b)	5.07
(c)	1.04(f)
§ 317(a)(1)	5.04
(a)(2)	5.03
(b)	10.03
§ 318(a)	1.07

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Indenture.

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ARTICLE FOURTEEN MEETINGS OF HOLDERS OF DEBT SECURITIES	75

SECTION 14.01 Rules by Trustee, Paying Agent and Registrar	75

v

SENIOR INDENTURE dated as of August 4, 2025, by and between Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 (hereinafter called the “Company”), having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom, and The Bank of New York Mellon, a New York banking corporation, organized under the laws of the State of New York, as Trustee (hereinafter called the “Trustee”), on the date hereof having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286.

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (the “Debt Securities”) evidencing its indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Debt Securities, unlimited as to aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed therefor and hereinafter provided.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, unless otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean International Financial Reporting Standards as issued by the International Accounting Standards Board, all as are in effect in the United Kingdom at the date of such computation or such other generally accepted accounting principles under which the Company may in the future prepare its financial statements; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act” when used with respect to any Holder has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.04(a).

“Applicable Law” has the meaning specified in Section 10.04(d).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the possession, direct or indirect, of the power to cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled” and “under common control with” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debt Securities of one or more series.

“Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day. Unless otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the Authorized Newspaper in New York City shall be The Wall Street Journal and in London shall be the Financial Times.

“Authorized Officer” means any of the following: Chief Executive Officer, Chief Financial Officer, Chief Strategist and CEO of Capital Markets, Group Head of Clearing, Chief Executive Officer of Marex Solutions, Global Head of Treasury, Head of Treasury, Group Chief Operating Officer, Chief Risk Officer, Group Head of Legal and Group Head of Compliance.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Board of Directors” means the board of directors of the Company, or any duly authorized committee of that board or any one or more directors and/or officers of the Company to whom such board or any such committee shall have duly delegated its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee. References to any matter in this Indenture being established in, by or pursuant to a Board Resolution shall include actions taken and matters established pursuant to authority granted by one or more Board Resolutions.

“Business Day”, when used with respect to any Place of Payment or any other location, means, except as may otherwise be provided with respect to a particular series of Debt Securities, a weekday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in any jurisdiction in which payments with respect to such series are payable.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Authorized Officer of the Company and delivered to the Trustee.

“Conversion” has the meaning specified in Section 3.01(31).

“Conversion Securities” has the meaning specified in Section 3.01(31).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, New York, New York 10286, Attention: Corporate Trust Re: Marex Group plc, email: gcs.specialty.glam.conv@bny.com, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

The term “corporation” includes corporations, associations, companies, joint stock companies, trusts and business trusts.

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture; provided, that where this Indenture provides for a Debt Security to be executed, authenticated or delivered, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation upon the making by the Trustee, the Paying Agent or any other agent of the Company having custody of the Master Global Security of the notation required by the related Company Order on Annex A to the Master Global Security; and provided further, that where this Indenture provides for a Debt Security to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on such Annex A.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

“Discount Debt Security” means any Debt Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Debt Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Dollar” or “$” means the coin or currency of the United States of America that as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Euro” or “€” means the single currency adopted by those states participating in the European Monetary Union from time to time.

“Event Date” has the meaning specified in Section 3.01(31).

“Event of Default” has the meaning specified in Section 5.01.

“Exchange” has the meaning specified in Section 3.01(31).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Exchange Rate” means, unless otherwise provided as contemplated by Section 3.01, with respect to the Debt Securities of any series (a) with respect to Dollars in which payment is to be made on Debt Securities denominated in a Foreign Currency, the noon Dollar buying rate in The City of New York for cable transfers payable in such Foreign Currency on the applicable Regular or Special Record Date or the fifteenth day immediately preceding the Maturity of any principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, (b) with respect to a Foreign Currency in which payment is to be made on Debt Securities denominated in Dollars or converted into Dollars pursuant to Section 3.11(d), the noon Dollar selling rate in The City of New York for cable transfers payable in such Foreign Currency on the applicable Regular or Special Record Date or the fifteenth day immediately preceding the Maturity of any principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, and (c) with respect to a Foreign Currency in which payment is to be made on Debt Securities denominated in a different Foreign Currency, the exchange rate between such Foreign Currencies determined in the manner specified pursuant to Section 3.01(16). If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

“Exchange Rate Agent” means the Person, which may be the Company or a bank or financial institution designated by the Company to perform the functions of Exchange Rate Agent with respect to the Debt Securities of a series.

“Exchange Rate Agent’s Certificate”, with respect to any date for the payment of any principal, premium or interest in respect of the Debt Securities of any series, means a certificate setting forth the applicable Exchange Rate or Rates as of the applicable Regular or Special Record Date or the fifteenth day immediately preceding the Maturity of any principal, as the case may be, and the amounts payable in Dollars and Foreign Currencies in respect of any principal, premium or interest in respect of Debt Securities denominated in Euro or any Foreign Currency, and signed by or on behalf of the Exchange Rate Agent and delivered to the Trustee and the applicable Paying Agent.

“Exchange Securities” has the meaning specified in Section 3.01(31).

“FATCA” means (i) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction;

“FATCA Withholding Tax” has the meaning specified in Section 10.04(c);

“Floating Rate Security” means a Debt Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest determination method specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Foreign Currency Paying Agent” has the meaning specified in Section 3.05.

“Global Security” means a Registered Security evidencing all or any part of the Debt Securities of a series, issued to the Depositary for such series in accordance with Section 3.03(c).

“Holder” means with respect to a Registered Security, the Person in whose name such Registered Security is registered in the Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of the Debt Securities of each series established as contemplated by Section 3.01.

“Indexed Security” means any Debt Security that is a Principal Indexed Security or an Interest Indexed Security, or both, and any other Debt Security that is specified as an Indexed Security pursuant to Section 3.01.

The term “interest”, when used with respect to a Discount Debt Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Indexed Security” means any Debt Security (including any Principal Indexed Security) that provides that the amount of interest payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula.

“Interest Payment Date”, with respect to any Debt Security, means the Stated Maturity of an installment of any interest on such Debt Security;

“Maturity”, when used with respect to any Debt Security, means the date, if any, on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, if any, or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise;

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and which opinion shall be satisfactory to the Trustee, which is delivered to the Trustee.

“Outstanding”, when used with respect to the Debt Securities of any series, means, as of the date of determination, all Debt Securities of such series theretofore issued by the Company and authenticated and delivered under this Indenture, except:

(i) Debt Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Debt Securities of such series or portions thereof for whose payment or redemption money, securities, commodities, other property, or a combination thereof as specified pursuant to Section 3.01 in the necessary amounts has been theretofore deposited with the Trustee in trust or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities or from its obligations with respect to which the Company shall have been discharged; provided, however, that if such Debt Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee shall have been made; and (iii) Debt Securities of such series that have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Debt Securities of such series owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent, waiver or action, only Debt Securities of such series about which the Trustee has received written notice shall be so disregarded. Debt Securities of such series so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, (i) the principal amount of a Discount Debt Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 and (ii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 3.01.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of the Company, including, without limitation, a Foreign Currency Paying Agent;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Debt Securities of any series, means such the place or places, where the principal of (and premium, if any, on) or interest on the Debt Securities of that series are payable as specified pursuant to Section 3.01;

“Pounds Sterling” or “£” means the currency of the United Kingdom.

“Predecessor Debt Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

“Pricing Supplement” means a pricing supplement relating to a Supplemental Obligation, together with the accompanying supplement if and to the extent applicable.

“Principal Indexed Security” means any Debt Security (including any Interest Indexed Security) that provides that the amount of principal payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula.

“Redemption Date”, when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Register” and “Registrar” have the respective meanings specified in Section 3.05.

“Registered Security” means any Debt Security in the form of registered securities established pursuant to Section 2.02 that is registered in the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Debt Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Repayment Date” means, when used with respect to any Debt Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer” when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee (or any successor group), including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Debt Security or any installment of interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Debt Security as the fixed date on which any principal of such Debt Security or such installment of principal, premium or interest is due and payable.

“Supplemental Obligation” means the obligations of the Company, as described in a Pricing Supplement and represented by a Master Global Security, constituting a single “series” (or any part thereof), as such term is used in this Indenture.

“Supplemental Obligations” refers to one or more series of such obligations. All references in this Indenture to the “Debt Securities of any series,” the “Debt Securities of the relevant series,” the “Debt Securities of such series” or any substantially similar phrase shall also refer to a Supplemental Obligation or Supplemental Obligations, as the case may be.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of such series.

“U.S. Government Obligations” has the meaning specified in Section 13.02.

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

SECTION 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The Trustee may conclusively rely and shall be fully protected in relying on such certificates and opinions.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 10.05, shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel or certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representation may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is or are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders; Record Dates; Revocation of Consents. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing or any other evidence as the Trustee deems reasonably acceptable or is customary in respect of DTC or the applicable Depositary. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments or record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any manner that the Trustee deems sufficient.

(c) The ownership of Registered Securities of any series shall be proved by the Register with respect to such series or by a certificate of the Registrar for such series.

(d) If the Company shall solicit from the Holders of Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the purposes of determining the identity of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders of Registered Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Registered Securities of such series Outstanding shall be computed as of such record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and any Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

(f) For the purposes of determining the aggregate principal amount of Outstanding Debt Securities of any series, the Holders of which are required, requested or permitted to give any request, demand, authorization, direction, notice, consent or waiver or take any other Act under this Indenture, (i) each Discount Debt Security shall be deemed to have the principal amount determined by the Registrar that could be declared to be due and payable pursuant to the terms of such Discount Debt Security as of the date such Act is delivered to the Registrar and, where it is hereby expressly required, to the Company, (ii) each Principal Indexed Security shall be deemed to have a principal amount equal to the face amount thereof and (iii) each Debt Security denominated in a Foreign Currency shall be deemed to have the principal amount determined by the applicable Registrar, based solely upon an Exchange Rate Agent’s Certificate upon which such Registrar may conclusively rely, by converting the principal amount of such Debt Security in the currency in which such Debt Security is denominated into Dollars at the Exchange Rate as of the record date set with respect to such Act or, if no such record date is set, the date such Act is delivered to such Registrar and, where it is hereby expressly required, to the Company (or, if there is no such rate on such date for the reasons specified in Section 3.11(d), such rate on the date specified in such Section).

(g) At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.04, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt Security the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such Act may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in this Section 1.04, revoke such Act so far as it concerns such Debt Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of such Debt Security and of any Debt Securities issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities.

SECTION 1.05 Notices, etc., to Trustee or Company. Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including electronic communication) to or with the Trustee at its Corporate Trust Office or such other address or at any email address previously furnished in writing to the Holder or the Company by the Trustee;

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, or mailed, first-class postage prepaid, or, in the case of electronic communication, transmitted, to the Company marked for the attention of the Secretary and addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address or at any email address previously furnished in writing to the Trustee by the Company.

SECTION 1.06 Notice to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid (at the cost of the Company), to each Holder of Registered Securities affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If the Debt Securities of such series are then admitted to the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange plc, and the UK Listing Authority or such stock exchange shall so require, notices shall also be published in an Authorized Newspaper in London (at the cost of the Company) and, if the Debt Securities of such series are then listed on any other stock exchange outside the United States and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, in Europe on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice. For the avoidance of doubt, failing to put the notice in an Authorized Newspaper will not affect the sufficiency of any notice given in accordance with the first sentence of this Section 1.06. Where this Indenture provides for notice to Holders of any event, any such notice to Holders may, in addition to the procedures set forth in this Section 1.06, be sent to any of DTC, Euroclear and Clearstream (as applicable) for distribution to Holders. Such delivery of notice to any of DTC, Euroclear and Clearstream shall not affect the sufficiency of such notice with respect to any Holder.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder of Registered Securities shall affect the sufficiency of such notice with respect to other Holders of Registered Securities.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Debt Securities listed on such stock exchange requiring publication as provided above, then such notification to Holders of such Debt Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of such Debt Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.07 Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

SECTION 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

SECTION 1.10 Separability Clause. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture. Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Registrar, any Paying Agent, any Authenticating Agent, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12 Governing Law. THIS INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 1.13 Legal Holidays. Unless otherwise specified pursuant to Section 3.01 or in any applicable Pricing Supplement, in any case where any Interest Payment Date, Redemption Date, Event Date or Stated Maturity, if any, of any Debt Security of any series shall not be a Business Day at any Place of Payment for the Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of any interest, principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date, Event Date or at such Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Event Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provide for on such Business Day.

SECTION 1.14 Immunity of Incorporators, Stockholders, Officers and Directors. No recourse shall be had for the payment of any principal, premium or interest in respect of any Debt Security of any series or upon any obligation, covenant or agreement of this Indenture or any Indenture supplemental hereto, or any Debt Security, or because of any indebtedness evidenced thereby, or for any claim based thereon, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities of each series are solely corporate obligations of the Company, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Debt Securities of each series.

SECTION 1.15 Appointment of Agent; Submission to Jurisdiction; Waiver of Immunity. The Company has designated and appointed Marex Capital Markets Inc., currently having its address at 140 East 45th Street, 10th Floor New York, New York 10017, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Debt Securities appertaining thereto or this Indenture which may be instituted in any State or Federal court in the Borough of Manhattan in The City of New York. By the execution and delivery of this Indenture, the Company submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Debt Securities shall be Outstanding.

The Company hereby represents that Marex Capital Markets Inc. has agreed to act as the Company’s authorized agent upon which process may be served in any such suit or proceeding.

SECTION 1.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER BY PURCHASE OF ITS NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.18 U.S.A. Patriot Act . The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 1.19 Electronic Means . The Trustee and Paying Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means (as defined below); provided, however, that the Company shall provide to the Trustee and Paying Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee and Paying Agent Instructions using Electronic Means and the Trustee and Paying Agent, each in their discretion elect to act upon such Instructions, its understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and Paying Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and Paying Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and Paying Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and Paying Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee and Paying Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and Paying Agent, including without limitation the risk of the Trustee and Paying Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and Paying Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and Paying Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and Paying Agent, or another method or system specified by the Trustee and Paying Agent as available for use in connection with its services hereunder.

ARTICLE TWO

FORMS OF DEBT SECURITIES

SECTION 2.01 Forms Generally. All Debt Securities and the Trustee’s certificate of authentication shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a Board Resolution and as set forth in an Officer’s Certificate or any indenture supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which Debt Securities of any series may be listed or of any automated quotation system on which such Debt Securities may be quoted, or to conform to usage.

The definitive Debt Securities of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which Debt Securities of such series may be listed or of any automated quotation system on which such Debt Securities may be quoted or in any other manner deemed appropriate by the Company, all as determined by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities.

SECTION 2.02 Form of Debt Securities. Each Debt Security shall be substantially in one of the forms approved from time to time by or pursuant to a Board Resolution and an Officer’s Certificate or one or more indentures supplemental hereto which shall set forth the information required by Section 3.01. If so provided as contemplated by Section 3.01, the Debt Securities of a series shall be issuable in whole or in any part (a) in registered form or (b) in the form or one or more Global Securities.

SECTION 2.03 Form of Trustee’s Certificate of Authentication. The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory

SECTION 2.04 Form of Trustee’s Certificate of Authentication by an Authenticating Agent.

If at any time there shall be an Authenticating Agent appointed with respect to any series of Debt Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by the Debt Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Signatory

Authenticating Agent

By
Authorized Signatory

SECTION 2.05 Securities Issuable in Global Form. If Debt Securities of or within a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (12) of Section 3.01 and the provisions of Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Debt Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Debt Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03(g) shall apply to any Debt Security represented by a Debt Security in global form if such Debt Security was never issued and sold by the Company and the Company delivers to the Trustee the Debt Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03(g).

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of any premium and interest on any Debt Security in permanent global form shall be made to the Person or Persons specified therein.

SECTION 2.06 Form of Master Global Security .

(Face of Security)

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THAT CERTAIN INDENTURE DATED AS OF AUGUST 4, 2025 (AS IT HAS BEEN AND AS IT MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE “INDENTURE”) BETWEEN MAREX GROUP PLC AND THE BANK OF NEW YORK MELLON, AS TRUSTEE (THE “TRUSTEE”, WHICH TERM INCLUDES ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MAREX GROUP PLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBT SECURITY IS A MASTER GLOBAL SECURITY WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE UNIFORM COMMERCIAL CODE (“NY UCC”). THIS DEBT SECURITY IS SUBJECT TO AND GOVERNED BY SECTION 8-202 OF THE NY UCC. THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT. BY

ACCEPTANCE OF THIS DEBT SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

MAREX GROUP PLC

Title of Series: SENIOR DEBT SECURITIES, SERIES A

Title of Debt Securities: as provided in the relevant

Pricing Supplement for each Supplemental Obligation

(Master Global Security)

This Debt Security is a Global Security within the meaning of the Indenture and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of Marex Group plc (hereinafter the “Company”, which term includes any successor Person under the Indenture). The terms of each Supplemental Obligation are and will be reflected in this Debt Security and in the applicable pricing supplement relating to such Supplemental Obligation, which supplement is on file with the Trustee hereinafter referred to and which supplement is identified on Annex A hereto. With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the applicable pricing supplement, together with any provisions of any other prospectus or prospectus supplement designated in such pricing supplement for incorporation herein with respect to such Supplemental Obligation (each such pricing supplement, together with such other prospectus, prospectus supplement and any product-specific prospectus supplement designated therein, a “Pricing Supplement”), are hereby incorporated by reference and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A, and binding upon the parties hereto; provided, however, that only the terms specified in the Pricing Supplement that describe the rights and obligations of Holders of this Debt Security, including, but not limited to, Holders’ obligation to agree to treat, for U.S. federal income tax purposes, each Supplemental Obligation consistent with the U.S. federal income tax treatment set forth in the applicable Pricing Supplement, or the rights and obligations of the Company with respect thereto, including payments due on this Debt Security, are incorporated as terms of this Debt Security and no hypothetical examples, risk factors, historical information or other information provided in the Pricing Supplement shall be used to determine the terms of this Debt Security. Each reference to “this Debt Security” or a “Debt Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Debt Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Debt Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Debt Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the manner of determining the amount of cash payable or (if applicable) Securities deliverable at maturity and the method of determining, and the dates (if any) for the payment and resetting of, interest, if any, on such Supplemental Obligation (including, without limitation, information relating to any applicable interest rate, relevant securities, currency, commodities or other index or indices, any single security, currency or commodity or basket thereof of any combination of the foregoing that may be relevant to such determination), the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

Terms that are used and not defined in this Debt Security but that are defined in the Indenture are used herein as defined therein.

This Debt Security is a “Master Note”, which term means a Master Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case the principal (and premium, if any) as specified in the applicable Pricing Supplement and on each interest payment date and at maturity, the interest then due and payable, with respect to such Supplemental Obligation, if any, as so specified in the applicable Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, any premium and any such installment of interest that is overdue at any time shall also bear interest at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

With respect to each Supplemental Obligation, unless otherwise set forth in the applicable Pricing Supplement, any interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the 3rd business day preceding such interest payment date (a “Regular Record Date”). Any interest not punctually so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of the applicable series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

(1)	Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation). For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the Euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

(2)	Manner of Payment – U.S. Dollars

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made, by 10 a.m. New York City time, at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) or by wire transfer as described in the next paragraph, against surrender of such Supplemental Obligation in the case of any payment due at maturity (other than any payment of interest that first becomes due on an interest payment date); provided, however, that subject to the next paragraph, payment of interest will be made by wire transfer of immediately available funds to the account of the Person entitled thereto as such account shall appear in the Register.

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if the principal of such Supplemental Obligation is at least $1,000,000, and the account information is received on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the maturity of the principal hereof, other than any payment of interest that first becomes due on an interest payment date, subject to the section below entitled “Manner of Payment—Global Securities,” this Supplemental Obligation must be surrendered at the office or agency of the Trustee maintained for that purpose in The City of New York (or at any other office or agency maintained by the Trustee or a Registrar for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation of any series payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an interest payment date, such written request must be made by the Person who is the registered Holder of this Supplemental Obligation on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Supplemental Obligation, but any present or future tax, duty, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Supplemental Obligation and may be deducted from the payment by the Company or the Paying Agent.

(3)	Manner of Payment – Global Securities

Notwithstanding any provision of this Debt Security or the Indenture, the Company will make any and all payments of principal and any premium and interest on any Supplemental Obligation pursuant to the applicable procedures of the Depositary for this Debt Security as permitted in Section 3.01 of the Indenture. Notwithstanding the foregoing, whenever the provisions hereof require that this Supplemental Obligation be surrendered against payment of the principal and any premium and interest, such surrender may be effected by means of an appropriate adjustment to Annex A hereto to reflect the discharge of such payment, such an adjustment shall be made by the Trustee in a manner not inconsistent with the procedures of the Depositary, and in such circumstances this Supplemental Obligation need not be surrendered.

(4)	Payments Due on a Business Day

Notwithstanding any provision of this Debt Security or the Indenture and unless otherwise specified in the Pricing Supplement, where any interest payment date, redemption date, repayment date or maturity date of any Supplemental Obligation shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date, redemption date, repayment date, or at the maturity date; provided, however, that no interest shall accrue for the period from and after such interest payment date, redemption date, repayment date or maturity, date as the case may be, to the date of such payment.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or electronic signature (provided that any electronic signature is a true representation of the signer’s actual signature), this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:   , 2025

MAREX GROUP PLC, as Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title: Authorized Signatory

[REVERSE OF SECURITY]

Securities and the Indenture

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Debt Securities”) issued and to be issued in one or more series under an Indenture, dated as of August 4, 2025, relating to Senior Debt Securities (as it has been and may be further supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Indenture and any Pricing Supplement, the Pricing Supplement shall prevail with respect to the applicable Supplemental Obligation, to the extent lawful.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s written direction, shall reduce the principal amount of such Supplemental Obligation in Annex A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

Series and Denominations

This Debt Security is one of the series of Debt Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Debt Securities designated as Notes Series A.

The Supplemental Obligations of any series are issuable only in registered form without coupons in “Authorized Denominations,” which term shall have the following meaning. For each Supplemental Obligation of any series having a principal amount payable in U.S. dollars, unless otherwise specified in the applicable Pricing Supplement, the Authorized Denominations shall be $1,000 and multiples thereof.

Redemption at the Company’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be redeemable at the option of the Company before the maturity date. In the event the Company elects to redeem this Supplemental Obligation, notice will be given to registered holders in the manner specified in the applicable Pricing Supplement.

In the event of redemption of this Supplemental Obligation in part only, appropriate annotation of such partial redemption shall be made on Annex A.

Unless otherwise set forth in the applicable Pricing Supplement, a sinking fund provision will not be applicable.

Repayment at the Holder’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be repayable at the option of the Holder before the maturity date. If the applicable Pricing Supplement provides otherwise, then the procedures for such repayment will be set forth in that Pricing Supplement.

Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Debt Security of any Series is registrable in the Register, upon surrender of a Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on any Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debt Securities of the same series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of any series are exchangeable for a like aggregate principal amount of Debt Securities of the same series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax, duty, assessment or other governmental charge payable in connection therewith.

Prior to due presentment of any Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the owner hereof for all purposes, whether or not the Debt Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Debt Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities. Any such exchange shall be recorded by the Trustee or a Registrar on Annex B hereto.

This Debt Security is a Master Note and may be exchanged at any time, solely upon the written request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Any such exchange shall be recorded by the Trustee or a Registrar on Annex B hereto. Each such replacement Global Security that is a Master Note shall reflect such series of Debt Securities that the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Debt Security as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Debt Security.

Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Debt Security or of any series of Debt Securities or certain restrictive covenants and Events of Default with respect to a Debt Security or a series of Debt Securities, in each case upon compliance with certain conditions set forth in the Indenture. Such provisions are applicable to a particular Supplemental Obligation or series of Debt Securities unless otherwise provided in the applicable Pricing Supplement with respect to such Supplemental Obligation.

Default

If an Event of Default with respect to a Supplemental Obligation of any series evidenced hereby shall occur and be continuing, the principal of such Debt Securities plus any accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture and the applicable Pricing Supplement with respect to such Supplemental Obligation. Upon payment (i) of the amount of principal and any accrued and unpaid interest so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and any interest on such Supplemental Obligation shall terminate.

Remedies

If an Event of Default with respect to a Supplemental Obligation occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of this series may declare this Supplemental Obligation to be due and payable immediately in the amounts and as described in the applicable Pricing Supplement, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on this Supplemental Obligation shall terminate.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on any Supplemental Obligation at the times, place and rate, and in the coin or currency, herein prescribed.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected as described in the Indenture.

The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series to, on behalf of the Holders of all the Debt Securities of any such series, waive any past default under the Indenture with respect to such series and its consequences, with certain exceptions. Upon any such waiver, such default shall cease to exist, and any Event of Default (as defined in the Indenture) arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Ranking

This Debt Security and each Supplemental Obligation represented hereby constitute direct unsecured senior obligations of the Company and will each rank on a parity with all of the other unsecured and unsubordinated senior indebtedness of the Company, present and future, except for such obligations as are preferred by operation of law. This Debt Security and each Supplemental Obligation represented hereby are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

Additional Amounts

Unless otherwise set forth in the applicable Pricing Supplement, Additional Amounts shall be payable on this Debt Security and each Supplemental Obligation represented hereby, pursuant to Section 10.04 of the Indenture.

Definitions

All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

This Debt Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee or Paying Agent Notation

ANNEX B

SCHEDULE OF EXCHANGES OF SUPPLEMENTAL OBLIGATIONS

The following exchanges of a part of this Master Global Security for physical certificates or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Registrar

ANNEX C

CUSIP NO.

Supplemental Obligation No.

Pricing Supplement No. and Date

ORIGINAL ISSUE DATE:

MAREX GROUP PLC

SENIOR DEBT SECURITIES, NOTES SERIES A

(MASTER NOTE)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION REFERENCED IN THIS

NOTICE IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO

EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Supplemental Obligation are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable corporate trust office of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Supplemental Obligation, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Supplemental Obligation, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a

commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Supplemental Obligation, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that an appropriate adjustment to Annex B to the Master Global Security, with such adjustment to be made by the Trustee or a Registrar in a manner not inconsistent with the Applicable Procedures of the Depositary for the Debt Security, will be made to reflect the discharge of such Supplemental Obligation to be repaid herewith, not later than five Business Days after the date of such facsimile transmission or letter (provided that this form, duly completed and signed, is also received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Corporate Trust Re: Marex Group plc

Email: gcs.specialty.glam.conv@bny.com

or at such other place as the Company or the Trustee shall notify the holder of such Debt Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Debt Security or Debt Securities to be issued (if any) to the Holder in respect of the portion of such Supplemental Obligation not being repaid (in the absence of any specification, one Debt Security will be issued in respect of the portion not being repaid):

Date:	By:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Debt Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT _ Custodian
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	(Cust) (Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Date:	By:
Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.

SECTION 2.07 Responsibility of Trustee with respect to Master Global Securities.

In addition to all other duties of the Trustee in connection with the issuance of Debt Securities hereunder, the Trustee shall be required to maintain each of the Pricing Supplements and other documents from which the terms of the Debt Securities are incorporated by reference into any Master Global Security and to notate the issuance of any Supplemental Obligation thereunder as directed by or pursuant to a Company Order or other written instruction or other instructions via Secure File Transfer Protocol (SFTP) or other secure portal agreed upon by the Company and the Trustee and Pricing Supplement as defined in the Master Global Security, furnished by an Authorized Officer, employee or agent of the Company (identified reasonably in advance to the Trustee as being so authorized) to the Trustee. Such notation shall, with respect to any Supplemental Obligation, be deemed to constitute the authentication of such Supplemental Obligation for purposes of the Indenture.

ARTICLE THREE

THE DEBT SECURITIES

SECTION 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other Debt Securities);

(2) the limit, if any, upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06, Section 11.06, Section 11.07 or Section 11.08);

(3) the dates on which or periods during which the Debt Securities of the series may be issued, and the dates, if any, on which, or the range of dates, if any, within which, any principal (and premium, if any) in respect of the Debt Securities of such series is or may be payable or that Debt Securities of such series will be perpetual;

(4) the rate or rates, if any, or the method of determination thereof at which the Debt Securities of the series shall bear interest, if any, the date or dates, if any, from which such interest shall accrue, the Interest Payment Dates, if any, on which such interest shall be payable and in the case of Registered Securities, the Regular Record Dates for the interest payable on such Interest Payment Dates or the method by which such date or dates will be determined;

(5) the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of the series may be redeemed, if any, in whole or in part, at the option of the Company or otherwise;

(6) whether the Debt Securities of the series are to be issued as Discount Debt Securities and the amount of the discount at which such Discount Debt Securities may be issued;

(7) the place or places where any principal, premium or interest in respect of Debt Securities of the series shall be payable;

(8) if other than the Trustee, the identity of each Registrar and Paying Agent;

(9) provisions, if any, for the discharge and defeasance of Debt Securities of the series, and whether provisions relating to defeasance and covenant defeasance will be applicable ;

(10) whether the Debt Securities of the series are to be issued in a form other than Registered Securities;

(11) whether any Debt Securities of the series are to be issued in whole or in part in the form of one or more Global Securities, provided, that if not so specified, Debt Securities shall be issued in whole in the form of one or more Global Securities; and, in the case of Debt Securities to be issued in whole in the form of one or more Global Securities, the Depositary for such Global Security or Debt Securities and the terms and conditions, if any, upon which interests in such Global Security or Debt Securities may be exchanged in whole or in part for the individual Debt Securities represented thereby, provided, that if no terms are specified for such exchange, a Global Security or Debt Security shall, if exchangeable at all, only be exchangeable for an individual Debt Security in registered form;

(12) the denominations in which Debt Securities of the series, if any, shall be issuable, if other than denominations as provided in Section 3.02;

(13) if other than the principal amount thereof, the portion of the principal amount (or the method by which this portion will be determined) of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(14) the currency or currencies of denomination of Debt Securities of the series, which may be Dollars or any Foreign Currency;

(15) if other than in U.S. dollars, the currency or currencies in which payment of any principal of (and premium, if any, on) or interest on the Debt Securities of the series may be made, and other terms concerning such payment;

(16) if payments of any principal, premium or interest in respect of Debt Securities of the series may, at the election of the Holders, be made in a Foreign Currency other than the Foreign Currency in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such amounts are to be paid pursuant to such election;

(17) whether any Debt Securities of the series are to be issued as Indexed Securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under Section 5.02 and any other terms in respect thereof;

(18) any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance) or a combination thereof, used to determine the amount of payments of principal, premium, if any, and any interest on the Debt Securities of the series and the manner in which those amounts will be determined;

(19) if the principal of, premium, if any, or any interest on Debt Securities of the series is to be payable in other than or in combination with Currency, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or any interest is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

(20) if the principal of, premium, if any, or any interest, if any, on Debt Securities of the series are to be payable, at the election of the Company or a Holder of Debt Securities, in a Currency other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Debt Securities are denominated or payable without such election and the Currency in which the Debt Securities are to be paid if such election is made;

(21) if the principal of, premium, if any, or any interest on the Debt Securities are to be payable, at the election of the Company or a Holder, in Currency, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

(22) if, at the election of the Company or a Holder, the Debt Securities are to be convertible into, or redeemable or exchangeable for, Currency, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

(23) any provisions relating to the extension of, maturity of, or the renewal of, Debt Securities of the series;

(24) any provisions granting special rights to Holders of Debt Securities of the series upon the occurrence of specified events;

(25) any modifications, deletions or additions to the Events of Default with respect to the Debt Securities of the series;

(26) the date as of which any temporary Global Security will be dated if other than the original issuance date of the first Debt Security of that series to be issued;

(27) the Person to whom any interest on any Registered Securities of the series will be payable, if other than the registered Holder, and the extent to which and manner that any interest payable on a temporary Global Security will be paid if other than as specified in this Indenture;

(28) the form and/or terms of certificates, documents or conditions, if any, for Debt Securities of the series to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such Series);

(29) whether Additional Amounts, pursuant to Section 10.04, shall not be payable by the Company; and

(30) any restrictive covenants provided for with respect to Debt Securities of the series;

(31) whether the Debt Securities of the series shall be convertible or exchangeable at the option of the Company for any other securities to be delivered by the Company pursuant to Article Twelve (any such exchange being referred to herein as the “Exchange” and any such conversion being referred to herein as the “Conversion”; the date of such exchange or conversion being referred to as the “Event Date”; the securities to be delivered by the Company in exchange for such Debt Securities being referred to as “Exchange Securities” and the securities to be delivered by the Company upon the conversion of such Debt Securities being referred to as “Conversion Securities”) and, if so, the nature of the Exchange Securities or Conversion Securities, as the case may be, and any additional or other provisions relating to such Exchange or Conversion; and

(32) any other terms of the series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act).

All Debt Securities of any one series shall be substantially identical except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer’s Certificate or provided in or pursuant to any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.

If any of the terms of the Debt Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Officer of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such Debt Securities.

SECTION 3.02 Denominations. Unless otherwise provided as contemplated by Section 3.01 with respect to the Debt Securities of any series and except as provided in Section 3.03, the Registered Securities of each series, if any, shall be issuable in denominations of $1,000, €1,000 or £1,000 and any integral multiple thereof.

SECTION 3.03 Execution, Authentication, Delivery and Dating.

(a) The Debt Securities shall be executed on behalf of the Company by an Authorized Officer. Such signature may be in the form of manual signature or electronic signature (provided that any electronic signature is a true representation of the signer’s actual signature) of any Authorized Officer and may be imprinted or otherwise reproduced on the Debt Securities. The Company may adopt and use the signatures or electronic signatures of the persons who shall be authorized signatories of the Company at the time of execution of the Debt Securities, irrespective of the date as of which the same shall be executed, or of any person who shall have been an Authorized Officer of the Company, notwithstanding the fact that at the time the Debt Securities shall be authenticated and delivered or disposed of such person shall have ceased to be an Authorized Officer as the case may be.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver one or more Debt Securities of any series executed by the Company to the Trustee or the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Debt Securities, and the Trustee or the Authenticating Agent in accordance with the Company Order shall authenticate and deliver such Debt Securities. The Trustee shall be entitled to receive, prior to the authentication and delivery of the first Debt Securities of any series, the supplemental indenture or the Board Resolution by or pursuant to which the terms and form of such Debt Securities have been approved and an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Debt Securities have been complied with and as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default, and an Opinion of Counsel stating that:

(1) all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

(2) the forms and terms of such Debt Securities have been established in conformity with the provisions of this Indenture;

(3) in the event that the forms or terms of such Debt Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object;

(4) the execution and delivery of such Debt Securities have been duly authorized by all necessary corporate action of the Company and such Debt Securities have been duly executed by the Company, and, assuming due authentication by the Trustee and delivery by the Company, are valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object; and

(5) the amount of Debt Securities Outstanding of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture on the amount of Debt Securities of such series that may be authenticated and delivered.

If all of the Debt Securities of a series are not to be originally issued at the same time, then the Opinion of Counsel, Officer’s Certificate or other documents required to be delivered pursuant to this Section 3.03(b) need be delivered only once, prior to the authentication and delivery of the first Debt Security of such series; provided, however, that any subsequent written request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officer’s Certificate delivered pursuant to this Section 3.03(b) shall be true and correct as if made on such date.

(c) Unless the Company specifies pursuant to Section 3.01 that the Debt Securities of a series will be made available in definitive form, such Debt Securities shall be issued in the form of one or more Global Securities in permanent form, and the Company shall execute and upon receipt of a Company Order, the Trustee or the Authenticating Agent shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series to be represented by one or more Global Securities and (ii) if in registered form, shall be registered in the name of the Depositary for such Global Security or Debt Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or the common depositary for such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the effect that, unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, except in the limited circumstances described in the Indenture.

(d) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Exchange Act and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Exchange Act including, without limitation, Euroclear Bank SA/NV and Clearstream Banking, S.A.

(e) The Trustee shall have the right to decline to authenticate and deliver any Debt Security under this Section if the Trustee, upon the advice of counsel, determines that such action may not lawfully be taken or if the Trustee, by a committee of Responsible Officers, shall determine in good faith that the authentication and delivery of such Debt Security would be unjustly prejudicial to Holders of Outstanding Debt Securities (it being understood that the Trustee shall have no duty to ascertain whether or not the authentication and delivery of such Debt Security is unduly prejudicial to any such Holder).

(f) Each Debt Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Debt Securities of any series.

(g) No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or electronic signature of one of its authorized signatories, and such certificate of authentication upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(h) The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Indenture, the Debt Securities or in any other certificate, agreement or document related to this Indenture or the offering and sale of the Debt Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion ). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture, the Debt Securities and any other documents to be delivered in connection herewith may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, the Debt Securities or such other documents are the same as manual signatures for the purposes of validity, enforceability and admissibility. The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 3.04 Temporary Debt Securities. If so provided pursuant to Section 3.01, pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Debt Securities that are printed, lithographed, typewritten, photocopied, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine to be appropriate, as conclusively evidenced by their execution of such Debt Securities. In the case of Debt Securities of any series, such temporary Debt Securities may be in global form, representing all or a portion of the Outstanding Debt Securities of such series. Every such temporary Debt Security shall be executed by the Company and upon receipt of a Company Order, shall be authenticated and delivered by the Trustee or the Authenticating Agent, as the case may be, upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Security or Securities in lieu of which it is issued.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, and upon surrender for cancellation of any one or more temporary Debt Securities of any series the Company shall execute and upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations, of definitive Debt Securities of the same series and of like tenor. Until so exchanged, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series except as otherwise specified pursuant to Section 3.01 with respect to the payment of any interest on Debt Securities in temporary form.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to this Section 3.04 or Section 3.05, the temporary Global Security shall be endorsed by the Registrar to reflect the reduction of the principal amount (or, in the case of any Principal Indexed Security, face amount) evidenced thereby, whereupon the principal amount (or, in the case of any Principal Indexed Security, face amount) of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 3.05 Paying Agent, Registration, Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Registered Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers and exchanges of Registered Securities and the address at which notice and demand to or upon the Company in respect of this Indenture and the Debt Securities may be served by the Holders of Debt Securities. Unless and until otherwise determined by the Company, the Trustee is hereby appointed “Paying Agent” and “Registrar” for the purpose of registering Debt Securities and transfers of Debt Securities as herein provided and the Register shall be kept at the office of the Registrar at The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, Attention: Corporate Trust Re: Marex Group plc, email: gcs.specialty.glam.conv@bny.com; provided, however, that the Company may appoint co-Registrars. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Register shall be open for inspection by the Company and its duly authorized agents. For the avoidance of doubt and notwithstanding anything in this Indenture to the contrary, the Company shall appoint a separate “Foreign Currency Paying Agent” (a “Foreign Currency Paying Agent”), registrar and transfer agent to serve as Paying Agent, Registrar and transfer agent hereunder with respect to Debt Securities that are (a) denominated in, or provide for payments determined by reference to, a currency other than U.S. Dollars, or (b) denominated in, or provide for payments determined by reference to, U.S. Dollars and, in each case, are settled through any clearing system other than DTC, and The Bank of New York Mellon shall not be obligated to serve as Paying Agent, Registrar or transfer agent hereunder with respect to such Debt Securities. The appointment of the “Foreign Currency Paying Agent” shall be under a separate paying agency agreement in form and substance satisfactory to the Trustee and such Foreign Currency Paying Agent. In acting hereunder and in connection with the Debt Securities, each Paying Agent, Registrar and transfer agent shall act solely as an agent of the Company and will not assume any fiduciary duty or other obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes. Any such funds are held by the Foreign Currency Paying Agent as banker and are not subject to the UK Financial Conduct Authority’s Client Money Rules.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose (the “Registration Office”), the Company shall execute, and upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of such series, of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Registered Securities of such series of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), in any authorized denomination or denominations, upon surrender of the Registered Securities to be exchanged at the Registration Office.

Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver, the Debt Securities that the Holder making the exchange is entitled to receive.

The Company’s express election pursuant to Section 3.01(11) (if any) shall no longer be effective with respect to the Debt Securities of such series if at any time (1) (i) the Depositary for the Debt Securities of a series notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Debt Securities of such series and a successor Depositary is not appointed by the Company within 90 days of such notification, (ii) DTC notifies the Depositary that it is unwilling or unable to continue to hold interests in the Debt Securities or (iii) DTC is unable to or ceases to be eligible as a clearing agency registered under the Exchange Act and a successor to DTC registered under the Exchange Act is not appointed by the Depositary at the written request of the Company within 90 days or (2) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue certificated Debt Securities. In any such event the Company will execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, definitive Debt Securities of such series or any portion thereof in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Global Security or Debt Securities representing such series or portion thereof in exchange for such Global Security or Debt Securities.

The Company may at any time and in its sole discretion determine that Debt Securities of any series issued in whole or in part in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, definitive Debt Securities of such series in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Global Security or Debt Securities representing such series or portion thereof in exchange for such Global Security or Debt Securities.

Unless otherwise specified by the Company pursuant to Section 3.01 with respect to the Debt Securities of any series, the Depositary for such series may surrender a Global Security representing Debt Securities of such series or any portion thereof in exchange in whole or in part for definitive Debt Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver such Debt Securities to the Registrar. In turn, the Registrar shall deliver such Debt Securities, without service charge, (i) to each Person specified by such Depositary a new definitive Debt Security or Debt Securities of such series, of like tenor and in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to and in exchange for such Person’s beneficial interest in the Global Security, in any authorized denomination or denominations; and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount (or, in the case of any Principal Indexed Security, face amount) of the surrendered Global Security and the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the definitive Debt Securities delivered to such Persons.

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and upon receipt of a Company Order, the Trustee or the Authenticating Agent will authenticate and deliver Debt Securities in definitive registered form in authorized denominations, if the Debt Securities of such series are issuable as Registered Securities.

Upon the exchange in whole of a Global Security for the definitive Debt Securities represented thereby, such Global Security shall, at the written direction of the Company, be cancelled by the Registrar or delivered to the Registrar for cancellation. Registered Securities issued in exchange for a Global Security or any portion thereof pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security shall instruct, in writing, the Trustee and the Registrar. The Registrar shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

Notwithstanding any other provision in this Indenture, unless express provision is made otherwise under Section 3.01 hereof, Global Securities shall, if exchangeable at all, only be exchangeable, in whole or in part, for definitive Debt Securities in registered form.

All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee or Authenticating Agent duly executed by, the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 3.04, Section 11.06 or Section 11.07 not involving any transfer.

Neither the Company, the Trustee or the Authenticating Agent, as appropriate, shall be required (i) during the period beginning at the opening of business 15 days before the day on which a notice of redemption of Debt Securities of any series selected for redemption under Section 11.04 is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any Registered Security of such series having the same original issue date and terms as the Debt Securities so selected for redemption or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part, provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.

Neither the Trustee nor any Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Debt Securities. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debt Securities (including any transfers between or among the Participants or beneficial owners of interests in any Debt Security or Global Security) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee, any Paying Agent, any transfer agent nor any Registrar shall have responsibility for any actions taken or not taken by the Depositary.

Neither the Trustee, any Paying Agent, any transfer agent nor any Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Debt Securities or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee, each Paying Agent, each transfer agent and each Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participant and any beneficial owners. The Trustee, each Paying Agent, each transfer agent and each Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent, any transfer agent nor any Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Debt Securities. If (i) any mutilated Debt Security is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them and any Paying Agent harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security has been acquired by a bona fide purchaser, the Company shall execute, and upon receipt of a Company Order, the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Debt Security or in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of the same series and of like tenor and aggregate principal amount (or, in the case of any Principal Indexed Security, face amount), bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security.

Upon the issuance of any new Debt Security under this Section, the Company and/or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Debt Security of any series, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and any such new Debt Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

SECTION 3.07 Payment of Interest; Interest Rights Preserved. Interest, if any, in respect of any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of any Registered Security may be made by wire transfer or transfer by any other means acceptable to the Paying Agent to an account designated in writing by the Person entitled thereto to the Paying Agent at least 15 days prior to such payment date or by any other means specified pursuant to Section 3.01.

Any interest in respect of Registered Securities of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of such Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Paying Agent and the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee and the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided and shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. Unless the Trustee is acting as the Registrar, promptly after such Special Record Date, the Company shall furnish the Trustee with a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and respective principal amounts (or, in the case of any Principal Indexed Security, face amount) of such Registered Securities held by, the Holders appearing on the Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Registered Securities at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Debt Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest, if any, accrued and unpaid, and to accrue, that were carried by such other Debt Security.

SECTION 3.08 Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee, the Registrar and the Paying Agent and any agent of the Company, the Trustee, the Registrar or the Paying Agent may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of any principal, premium or (subject to Section 3.07) interest in respect of such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee, the Registrar, the Paying Agent nor any agent of the Company, the Registrar, the Paying Agent or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or for maintaining, supervising or reviewing any records relating to such payments or beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

SECTION 3.09 Cancellation. Unless otherwise specified pursuant to Section 3.01 above with respect to the Debt Securities of any series, all Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be promptly cancelled and delivered to the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall, at the written direction of the Company, be promptly cancelled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Debt Securities be returned to it.

SECTION 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, any interest on the Debt Securities of each series, which is denominated in dollars, shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11 Payment in Currencies. (a) Payment of any principal (and premium, if any) or interest in respect of the Debt Securities of any series shall be made in the currency or currencies specified pursuant to Section 3.01 with respect to the Debt Securities of such series; provided that, if so specified pursuant to Section 3.01, the Holder of such series may elect to receive such payment in Dollars or in any other currency designated for such purpose pursuant to Section 3.01. A Holder may make such election by delivering to the Paying Agent (with a copy to the Trustee) a written notice thereof, substantially in the form attached hereto as Exhibit A or in such other form as may be acceptable to the Paying Agent, not later than the close of business on the Regular Record Date or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding the Maturity, if any, of any principal, as the case may be; provided that, no such change in currency may be made with respect to payments to be made on any Registered Security with respect to which notice of redemption has been given by the Company pursuant to Article Eleven.

(b) Except as otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the Paying Agent shall deliver to the Company, the Trustee and the Exchange Rate Agent, if any, not later than the fourth Business Day after the Regular Record Date or Special Record Date with respect to an Interest Payment Date or the tenth day immediately preceding the Maturity, if any, of any principal, as the case may be, with respect to Debt Securities of any series, a written notice specifying, in the currency or currencies in which such Debt Securities are denominated, the aggregate amount of any principal (and premium, if any) or interest or such Debt Securities to be paid on such payment date.

(c) The Exchange Rate Agent shall deliver, not later than the sixth Business Day following each Regular Record Date or Special Record Date or the fifth day immediately preceding the Maturity, if any, of any principal, as the case may be, to the Trustee, the applicable Paying Agent and the Company an Exchange Rate Agent’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Except as otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of any series, the amount receivable by Holders of Registered Securities of any series who have elected payment as provided in Subsection (a) above in a currency other than the currency in which such Registered Securities are denominated shall be determined by the Exchange Rate Agent on the basis of the applicable Exchange Rate set forth in the applicable Exchange Rate Agent’s Certificate.

(d) All decisions and determinations of a Paying Agent regarding conversion of any Foreign Currency into Dollars pursuant to this Section or as specified pursuant to Section 3.01 with respect to the Debt Securities of any series shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities.

(e) The Company hereby authorizes and directs the Paying Agent to establish an Account titled “Marex Structured Notes Payment Account” (or such other title or designation agreed upon by the Company and Paying Agent) (the “Payment Account”) at the Corporate Trust Office, which shall be a trust account for the deposit of immediately available U.S. Dollar funds by the Company or any of the Company’s affiliates for the payment of interest and principal due from time to time and at Maturity on the Debt Securities. The Company shall deposit or cause to be deposited, to the Payment Account, by 10 a.m. New York City time on a payment date, funds sufficient to pay in full each interest and principal amount when due. Neither the Trustee nor the Paying Agent shall have any obligation to invest such funds or pay interest thereon.

SECTION 3.12 CUSIP and ISIN Numbers. The Company in issuing the Debt Securities may use “CUSIP” and “ISIN” numbers and/or other similar numbers to identify such Debt Securities (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” or similar numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01 Satisfaction and Discharge. If so specified pursuant to Section 3.01, this Indenture, with respect to the Debt Securities of any series payable only in Dollars shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments, in a form satisfactory to the Company and the Trustee, acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Debt Securities of such series therefore authenticated and delivered (other than (i) Debt Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06, and (ii) Debt Securities of such series for whose payment money has theretofore been deposited with the Company in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all such Debt Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity, if any, within one year, or

(iii) are to be called for redemption, Exchange or Conversion within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (i) Dollars in an amount, (ii) U.S. Government Obligations that through payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (iii) any combination of (i) and (ii) in an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for any principal (and premium, if any) or interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date or Event Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Debt Securities of such series; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and, if the Trustee so requests, an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust by the Trustee and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of any principal (and premium, if any) and interest, if any, for which payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 5.01 Events of Default.

(a) Unless otherwise specified pursuant to Section 3.01(25), an “Event of Default” with respect to Debt Securities of any series means any one of the following events:

(1) failure to pay principal or premium, if any, on any Debt Securities of such series at maturity, and such default continues for a period of 14 days;

(2) failure to pay any interest on or any Additional Amounts with respect to, any Debt Securities of such series when due and payable, which failure continues for 30 days;

(3) an order is made by a court of competent jurisdiction for the winding up, liquidation or dissolution of the Company, other than in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction, in each case, not involving bankruptcy or insolvency;

(4) an effective resolution is validly adopted by the Company’s shareholders for the winding up, liquidation or dissolution of the Company, other than in connection with a scheme of amalgamation, reorganization, restructuring or reconstruction, in each case, not involving bankruptcy or insolvency; or

(5) any other Event of Default provided with respect to Debt Securities of that series pursuant to Section 3.01.

(b) Notwithstanding the foregoing provisions of this Section 5.01, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Security is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a “Conversion Event”), the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company by reference to the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 5.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

(c) Promptly after the occurrence of a Conversion Event, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 10.02 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company shall give notice in the manner provided in Section 1.06 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

(d) By its acquisition of Debt Securities of any series, each Holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the remedies available under the Indenture and the Debt Securities of such series for a non-payment of principal and/or interest on the Debt Securities of such series.

SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Debt Securities of any series at the time Outstanding (other than an Event of Default specified in clause (3) or (4) of Section 5.01) occurs and is continuing, then in every such case the Trustee may, or if so requested by the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series, shall declare the principal amount (or such other amount as is specified pursuant to Section 3.01) together with the accrued but unpaid interest (or in the case of Discount Debt Securities, the accreted face amount together with accrued interest, if any, or, in the case of Indexed Securities, the amount specified pursuant to Section 3.01) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause (3) or (4) of Section 5.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) all Events of Default with respect to the Debt Securities of such series have been remedied; and

(2) without limiting the generality of the foregoing, the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) the principal of (and premium, if any, on) any Debt Securities of such series which have become due and payable otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Debt Securities; and

(B) all sums paid or advanced by the Trustee hereunder and the documented compensation, expenses, disbursements and advances of the Trustee, including, without limitation, the reasonable compensation, expenses, disbursements and advances of its agents and counsel.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Discount Debt Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Discount Debt Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Discount Debt Securities.

SECTION 5.03 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under applicable bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities of a particular series or the property of the Company or of such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether any principal in respect of such Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of any principal (and premium, if any) or interest owing and unpaid with respect to the Debt Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the documented compensation, expenses, disbursements and advances of the Trustee, including, without limitation, the reasonable compensation, expenses, disbursements and advances of its agents and counsel) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the documented compensation, expenses, disbursements and advances of the Trustee, including, without limitation, the reasonable compensation, expenses, disbursements and advances of its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.04 Trustee May Enforce Claims Without Possession of Debt Securities . All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the documented compensation, expenses, disbursements and advances of the Trustee, including, without limitation, the reasonable compensation, expenses, disbursements and advances of its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.

SECTION 5.05 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of any principal, premium or interest, upon presentation of the Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee in each of its capacities hereunder and each Paying Agent and Registrar hereunder, including, without limitation, any amounts due to the Trustee or any such Paying Agent or Registrar under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for any principal of (and premium, if any, on) or interest on the series of Debt Securities, in respect of which or for the benefit of which such money or other property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Debt Securities for any principal (and premium, if any) or interest, respectively; and

THIRD: The balance, if any, to the Company or other Person or Persons entitled thereto.

SECTION 5.06 Limitation on Suits. No Holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of such series;

(2) the Holders of not less than 25% in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been received by the Trustee during such 60-day period from the Holders of a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or of the Holders of Outstanding Debt Securities of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 5.06, each and every Holder of Debt Securities of any series and the Trustee for such series shall be entitled to such relief as can be given at law or in equity.

SECTION 5.07 Unconditional Right of Holders to Receive Any Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the absolute and unconditional right to receive payment of any principal of (and premium, if any, on) or (subject to Section 3.07) interest on such Debt Security on the respective Stated Maturity or Maturities, if any, expressed in such Debt Security (or, in the case of redemption or exchange, on the Redemption Date or the Event Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.09 Rights and Remedies Cumulative. Except as otherwise provided in Section 6.01, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.11 Control by Holders of Debt Securities. The Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction (i) if the Trustee is not indemnified to its satisfaction; (ii) if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed might result in personal liability or would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction (it being understood that the Trustee shall have no duty to ascertain whether or not such direction is unduly prejudicial to any such Holders); and

(3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction.

SECTION 5.12 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series may, on behalf of the Holders of all the Debt Securities of any such series, waive any past Event of Default or any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of any principal of (or premium, if any, on) or any installment of interest or related deferred payment on any Debt Security of such series on the respective Stated Maturity or Maturities, if any, expressed in such Debt Security (or, in the case of redemption or Exchange or Conversion, on the Redemption Date or the Event Date, as the case may be), or

(2) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of any principal of (or premium, if any, on) or interest on any Debt Security on or after the respective Stated Maturity or Maturities, if any, expressed in such Debt Security (or, in the case of redemption or Exchange or Conversion on or after the Redemption Date or the Event Date, as the case may be).

SECTION 5.14 No Right of Set-Off by Holders . Subject to applicable law and unless the relevant Debt Securities provide otherwise, claims in respect of any Debt Security may not be set off, or be the subject of a counterclaim, by any Holder or by the Trustee in respect of any claims of such Holders to payment of any principal, premium or interest in respect of the Debt Securities or this Indenture, against or in respect of any of its obligations to the Company, and every Holder and the Trustee in respect of any claims of such Holders waives, and shall be treated for all purposes as if it had waived, any right that it might otherwise have to set-off, or to raise by way of counterclaim any of its claims in respect of any Debt Securities or this Indenture, against or in respect of any of its obligations to the Company. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or, if applicable, the liquidator or trustee or receiver in the Company’s bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for the Company or, if applicable, the liquidator or trustee or receiver in the Company’s bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01 Certain Duties and Responsibilities.

(a) With respect to Debt Securities of any series, except during the continuance of an Event of Default with respect to the Debt Securities of such series,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon an Officer’s Certificate or Opinion of Counsel or any other certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any Officer’s Certificate or Opinion of Counsel or any other such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts (as determined by a court of competent jurisdiction in a final, non-appealable decision); and

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debt Securities of any such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity and/or security satisfactory to it against such risk or liability is not reasonably assured to it.

(e) Notwithstanding any other provision of this Indenture, under no circumstances shall the Trustee be deemed to have fiduciary obligations with respect to any Person other than Holders of Debt Securities, as and to the extent provided in this Indenture.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02 Notice of Events of Default. Within 90 days after the occurrence of any Event of Default hereunder with respect to Debt Securities of any series the Trustee shall give to Holders of Debt Securities of such series in the manner set forth in Section 1.06 notice of such Event of Default hereunder known to the Trustee, unless in the case of notice regarding an Event of Default such Event of Default shall have been cured or waived; provided, that the Trustee shall be protected in withholding notice of an Event of Default if and so long as a trust committee of Responsible Officers of the Trustee reasonably determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series.

SECTION 6.03 Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon, whether in original or electronic form, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of such series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to know or have notice of any Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities, the Company and this Indenture and describes such default;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, including, without limitation, any Foreign Currency Paying Agent;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) notwithstanding anything else herein contained, the Foreign Currency Paying Agent may, with prior written notice to the Company where legally permissible, refrain, without liability, from doing anything that would or might in the written opinion of its counsel be contrary to any law of any state or jurisdiction (including but not limited to the United States of America, the European Union or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation;

(l) except as expressly set forth herein and in any applicable calculation agency agreement, the Company will be responsible for making calculations called for under the Debt Securities, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Debt Securities. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of their calculations to the Trustee including when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuers’ calculations without independent verification and shall be fully protected in relying upon such calculations;

(m) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(n) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.04 Not Responsible for Recitals or Issuance of Debt Securities. The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

SECTION 6.05 May Hold Debt Securities. The Trustee, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities, and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 6.06 Money Held by the Trustee or a Paying Agent. Money or other property held by the Trustee in trust or any Paying Agent hereunder need not be segregated from other funds except to the extent required by law, except that the Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts in any other currencies or currency units. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07 Compensation and Reimbursement. The Company agrees:

(1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, if an Event of Default has not occurred or is continuing (at all other times, documented expenses), disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision); and

(3) to indemnify each of the Trustee and any predecessor Trustee and their agents, officers, directors, employees, representatives, successors and assigns, for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision) on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the documented costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and in connection with enforcing the provisions of this Section (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held for the payment of any principal (and premium, if any) or interest in respect of any Debt Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar law.

The accrued obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, losses, liabilities, disbursements and advances shall survive the termination, satisfaction and discharge of the Indenture, including any termination under any applicable bankruptcy or similar law or the removal or resignation of the Trustee.

SECTION 6.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, District of Columbia or foreign supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10 Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

The Trustee may be removed at any time with respect to the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series at the cost of the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 6.08 with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

(4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities or (ii) subject to Section 5.13, any such Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee for the Debt Securities of such series and the appointment of a successor Trustee.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series, and, to that extent, supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.13 and at the expense of the Company, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Holders of Registered Securities, if any, of such series as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11 Acceptance of Appointment by Successor. In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument (in form and substance satisfactory to the resigning Trustee) transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee upon payment of its charges and each successor Trustee with respect to the Debt Securities of the relevant series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer to and vest in each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of such predecessor Trustee, with the full force and effect that this Indenture provides for the certificate of authentication of the Trustee.

SECTION 6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14 Appointment of Authenticating Agent. Upon a Company Request, the Trustee may appoint an authenticating agent with respect to the Debt Securities of one or more series (the “Authenticating Agent”), for such period as the Company shall elect, which will be authorized to act as the Trustee’s agent on the Trustee’s behalf to authenticate and deliver the Debt Securities of such series. Debt Securities of such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by the Authenticating Agent for such series or the certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, as the case may be. Such Authenticating Agent shall at all times meet the eligibility requirements for the Trustee set forth in Section 6.09.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Company, the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign with respect to the Debt Securities of one or more series by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of such termination to such Authenticating Agent and the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section with respect to the Debt Securities of one or more series, the Trustee shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series for which the Trustee acts as Trustee:

(a) at least semi-annually, not more than 15 days after each Regular Record Date in respect of the Debt Securities of such series (or on 30 June and 31 December of each year with respect to the Debt Securities of any series for which there are no Regular Record Dates or for which there are different Regular Record Dates for Debt Securities of such series issued on different dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record Date or June 15 or December 16, as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished.

SECTION 7.02 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting, or the Registrar (if not the Trustee). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished. The Trustee shall preserve for at least two years from the date of receipt of the names and addresses of Holders of any Debt Securities filed with the Trustee, to the extent so filed.

(b) If three or more Holders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or (ii) inform such applicants as to the approximate number of Holders of Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

The Trustee may (but shall not be obligated to) elect to not send any such applicants to such information. If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, deliver at the expense of the Company to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be delivered and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall deliver to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall deliver at the expense of the Company copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

SECTION 7.03 Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided, however that any reports required by Section 313(a) of the Trust Indenture Act shall be transmitted by mail to Holders within 60 days after 15 May of each year commencing with the year following the first issuance of Debt Securities.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee, in writing, when any series of Debt Securities is listed on any stock exchange.

SECTION 7.04 Reports by Company.

(a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same are so filed with the Commission (provided, further that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as filed with the Commission via the Commission’s EDGAR filing system (or any successor system)). The Trustee shall make all such reports available for inspection by Holders at its Corporate Trust Office.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01 Company May Consolidate, etc., Only on Certain Terms. The Company may, without the consent of Holders of any Debt Securities of any series outstanding under this Indenture, consolidate or amalgamate with or merge into any other corporation or convey or sell or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(1) the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company, substantially as an entirety (i) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee the due and punctual payment of any principal, premium or interest (including all additional amounts, if any, payable pursuant to Section 10.04) in respect of all the Debt Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and (ii) the definition of “Taxing Jurisdiction” shall be amended, if applicable, to replace the United Kingdom with the jurisdiction in which such successor Person is resident for tax purposes;

(2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company, as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Company and the successor Person, have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger,

conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02 Successor Person Substituted. Upon any consolidation or amalgamation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.

SECTION 8.03 Assumption of Obligations. Subject to applicable law and regulation, with respect to the Debt Securities of any series, a holding company of the Company or any subsidiary of the Company (a “successor entity”) may assume the obligations of the Company (or any corporation which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on), or interest on and any additional amount required to be paid in accordance with the provisions of the Indenture or the Debt Securities in respect of the Debt Securities and the performance of each covenant of the Indenture and the Debt Securities on the part of the Company to be performed or observed provided, that

(1) the successor entity shall expressly assume such obligations by an amendment to the Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to the Indenture, unconditionally guarantee all of the obligations of such successor entity under the Debt Securities of such series and the Indenture as so modified by such amendment (provided, however, that, for the purposes of the Company’s obligation to pay to Holders all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Debt Securities, references to such successor entity’s country of organization will be added to references to the United Kingdom);

(2) such successor entity shall confirm in such amendment to the Indenture that such successor entity will pay to the Holders all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Debt Securities (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

(3) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with respect to any such Debt Securities with the same effect as if such successor entity had been named as the Company in this Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Debt Securities except as provided in Clause (1) above.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Debt Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by such successor Person of the covenants of the Company herein and in the Debt Securities contained; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities (and, if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to permit or facilitate the issuance of Debt Securities in uncertificated or book-entry form; provided that no such action shall adversely affect the interests of the Holders of Debt Securities of any series in any material respect; or

(4) to add, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall be effective only with respect to any series of Debt Securities created subsequent to the execution of such supplemental indenture and shall not apply to any such series created prior to such supplemental indenture; or

(5) to establish the form or terms of Debt Securities of any series as permitted by Section 2.01 and Section 3.01; or

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to, change or eliminate any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(7) to secure the Debt Securities;

(8) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provision of this Indenture; provided that such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect;

(9) to add, to change or to eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act;

(10) to conform the terms of Debt Securities of a series to the terms set forth in the offering document for such series of Debt Securities; or

(11) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of any series in any material respect.

SECTION 9.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights under this Indenture of the Holders of such Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,

(1) change the Stated Maturity of any principal or any installment of interest or additional amounts payable in respect of any Debt Security, or reduce the principal amount (or, in the case of any Principal Indexed Security, face amount) thereof or any interest or any related deferred payment, or the rate of interest on any of the foregoing, thereon or any premium payable upon redemption thereof, or additional amounts payable thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any Indexed Security is determined, or change any obligation of the Company to pay any additional amount pursuant to Section 10.04 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)), or reduce the amount of the principal of a Discount Debt Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment, or change the coin or currency in which any principal (and premium, if any,) or any interest or any related deferred payment is payable, or the rate of interest on any of the foregoing, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or exchange, on or after the Redemption Date or the Event Date, as the case may be);

(2) reduce the percentage of the aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Outstanding Debt Securities affected thereby, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3) modify any of the provisions of this Section 9.02, Section 5.12 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Debt Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06; or

(4) change in any manner adverse to the interests of the Holders of Debt Securities of any series, the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal, premium, if any, interest, any deferred payment or the rate of interest on any of the foregoing on the Debt Securities of such series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

SECTION 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture.

SECTION 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06 Reference in Debt Securities to Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for Outstanding Debt Securities of such series.

SECTION 9.07 Notice of Supplemental Indenture. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.02, the Company shall transmit to the Holders of Debt Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 10.01 Payment of Any Principal, Premium or Interest. The Company covenants and agrees for the benefit of each series of Debt Securities that it will duly and punctually pay any principal of (and premium, if any, on) or interest on such Debt Securities in accordance with the terms of such Debt Securities and this Indenture.

SECTION 10.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York and in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served; provided, however, that if the Debt Securities of such series are listed on the London Stock Exchange plc or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or any other required city located outside the United States, as the case may be, so long as the Debt Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the applicable Paying Agent and its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate different or additional offices or agencies (in or outside of such Place of Payment) where the Debt Securities of one or more series (subject to Section

10.01) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for any series of Debt Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

SECTION 10.03 Money Held for Payment of Debt Securities. If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of any principal of (and premium, if any, on) or interest on any Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay any principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities, the Company will, on or prior to each due date of any principal of (and premium, if any, on) or interest on any Debt Securities of such series, deposit with a Paying Agent a sum sufficient to pay any principal, premium or interest so becoming due, such sum to be held for the benefit of the Persons entitled to any such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of any principal (and premium, if any) or interest in respect of Debt Securities of such series for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of any principal of (and premium, if any, on) or interest on the Debt Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee in trust all sums held by the Company or such Paying Agent, such sums to be held by the Trustee in trust; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee in trust or any Paying Agent, or then held by the Company in trust, for the payment of any principal of (and premium, if any, on) or interest on any Debt Security of any series and remaining unclaimed for two years after any such principal, premium or interest has become due and payable shall be paid to the Company, as the case may be, on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, and each Place of Payment, or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04 Payment of Additional Amounts.

(a) Unless otherwise specified as contemplated by Section 3.01, all payments made under or with respect to Debt Securities shall be paid by the Company, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Company shall pay such additional amounts (“Additional Amounts”) in respect of any payments of interest only (and not principal) on such Debt Securities as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of such Debt Securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

(1) would not be payable or due but for the fact that the Holder or the beneficial owner of the Debt Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Debt Security, or the collection of interest payments on, or the enforcement of, any Debt Security;

(2) would not be payable or due but for the fact that the certificate representing the relevant Debt Securities (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

(3) would not have been imposed if presentation for payment of the certificate representing the relevant Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made;

(4) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(5) is imposed because of the failure to comply by the Holder or the beneficial owner of the Debt Securities or the beneficial owner of any payment on such Debt Securities with a request from the Company addressed to the Holder or the beneficial owner, including a written request from the Company related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

(6) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge;

(7) is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes; or

(8) is imposed in respect of any combination of the above items.

Whenever in this Indenture there is mentioned, in any context, the payment of interest, if any, on, or in respect of, any Debt Security of any series or the net proceeds received on the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

(b) To the extent any Additional Amounts are payable on the Debt Securities of a particular series, the Company shall inform the Paying Agent pursuant to a written notice of the Additional Amount that shall be payable for each $1,000 denomination (or other minimum denomination as may be specified pursuant to Section 3.01) of the Debt Securities of such series. Upon receipt of such written notice by the Company regarding a Holder’s eligibility for payment and the amount to be paid, the Paying Agent shall make such payment. For the avoidance of doubt, the Paying Agent shall have no liability whatsoever to pay any Additional Amounts or to determine whether Additional Amounts are due.

(c) Any payments by the Company in respect of the Debt Securities will be made subject to any withholding or deduction required pursuant to FATCA (a “FATCA Withholding Tax”), and the Company shall not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

(d) With respect to any series of Debt Securities, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Debt Securities of such series and this Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the Debt Securities of such series and this Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this Section 10.04(d) shall be treated as paid to the Holder of a Debt Security, and the Company shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this Section 10.04 explicitly provide otherwise.

SECTION 10.05 Officer’s Certificate as to Compliance with Indenture and Events of Default. The Company will deliver to the Trustee, on or before a date not more than six months after the end of each fiscal year of the Company (which on the date hereof is 31 December) ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture, whether an Event of Default has occurred, and, if an Event of Default has occurred, specifying all such Events of Default and the nature thereof of which they may have knowledge. For purposes of this paragraph such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company will deliver written notice to the Trustee promptly after any officer of the Company has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would become an Event of Default.

SECTION 10.06 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 10.02 and Section 10.04 with respect to the Debt Securities of any series if, before the time for such compliance, the Holders of at least a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) of the Debt Securities of such series at the time Outstanding shall, by Act of such Holders and on behalf of all Holders of Debt Securities of that Series, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF DEBT SECURITIES

SECTION 11.01 Applicability of Article. If specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities of such series shall be redeemable in accordance with their terms and not in accordance with this Article. Except as otherwise specified as contemplated by Section 3.01 (for Debt Securities of such series), the Debt Securities of such series shall be redeemable in accordance with this Article.

SECTION 11.02 Election to Redeem; Notice to Trustee. Unless otherwise provided under Section 3.01 with respect to any series of Debt Securities, the election of the Company to redeem any Debt Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series, the Company shall, not less than 45, or more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, in writing, of such Redemption Date and of the aggregate principal amount (or, in the case of Principal Indexed Securities, face amount) of the Debt Securities of such series to be redeemed. If the Debt Securities of such series may be originally issued from time to time with varying terms, the Company shall also notify, in writing, the Trustee of the particular terms or designation of the Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate and an Opinion of Counsel evidencing compliance with such restriction.

SECTION 11.03 Selection by Trustee of Debt Securities to be Redeemed. Except as otherwise specified as contemplated by Section 3.01 for Debt Securities of any series, if less than all the Debt Securities of any series are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from among the Outstanding Debt Securities of such series (or, in the case of Debt Securities of a series that may be originally issued from time to time with varying terms, from among the Outstanding Debt Securities of such series having the same original issue date and terms) not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Debt Securities or any integral multiple thereof that is also an authorized denomination) of the principal amount (or, in the case of Principal Indexed Securities, face amount) of Registered Securities (if issued in more than one authorized denomination) of such series of a denomination larger than the minimum authorized denomination for such Debt Securities.

The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount (or, in the case of Principal Indexed Securities, face amount) thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount (or, in the case of Principal Indexed Securities, face amount) of such Debt Security that has been or is to be redeemed.

SECTION 11.04 Notice of Redemption. Unless otherwise specified pursuant to Section 3.01(5), notice of redemption shall be given in the manner provided in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price, or the manner in which the Redemption Price is to be determined;

(3) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification and the principal amount (or, in the case of Principal Indexed Securities, face amount) of the particular Debt Securities to be redeemed;

(4) that on the Redemption Date the Redemption Price will become due and payable in respect of each such Debt Security to be redeemed, and that any interest thereon shall cease to accrue on and after said date;

(5) the Place or Places of Payment where such Debt Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price; and

(6) the CUSIP number or numbers, the Common Code, or the ISIN, if any, with respect to such Debt Securities.

A notice of redemption published as contemplated by Section 11.04 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Debt Securities to be redeemed shall be prepared by the Company and at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 11.05 Deposit of Redemption Price. By 10 a.m. on the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee in trust or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Debt Securities or portions thereof that are to be redeemed on that date.

SECTION 11.06 Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest, if any. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that installments of any interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such on the relevant Regular or Special Record Dates according to their terms and the provisions of Section 3.05.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, any principal (and premium, if any) in respect thereof shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Debt Security.

SECTION 11.07 Debt Securities Redeemed in Part. Any Registered Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee, duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order, the Trustee or Authenticating Agent shall authenticate and deliver to the Holder of the Registered Security, without service charge, a new Registered Security or Registered Securities of the same series, of like tenor and in an aggregate principal amount (or, in the case of any Principal Indexed Security, face amount) equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered in such authorized denomination or denominations as are requested by such Holder; except if a Global Security is so surrendered, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal amount (or, in the case of any Principal Indexed Security, face amount) of the Global Security so surrendered.

SECTION 11.08 Optional Redemption in the Event of Change in Tax Treatment. In addition to any redemption provisions that may be specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 10 nor more than 60 days’ notice, at any time at a Redemption Price equal to 100% of the principal amount (or, in the case of Principal Indexed Securities, face amount) (and premium, if any), together with accrued but unpaid interest, if any, in respect of such Debt Securities to (but excluding) the date fixed for redemption (or, in the case of Discount Debt Securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of Principal Indexed Securities, the amount specified pursuant to Section 3.01), and any Debt Securities convertible into dollar preference shares or Conversion Securities of the Company may, at the option of the Company, be converted as a whole, if, at any time, the Company shall determine that (a) in making payment under such Debt Securities in respect of principal (or premium, if any) or interest it has or will or would become obligated to pay Additional Amounts, provided such obligation to pay Additional Amounts results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Debt Securities of such series or (b) the payment of interest in respect of such Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the Debt Securities of such series; provided, however, that in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due

ARTICLE TWELVE

EXCHANGE OR CONVERSION OF DEBT SECURITIES

SECTION 12.01 Applicability of Article. If specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities of such series shall be exchangeable or convertible in accordance with their terms and not in accordance with this Article. Except as otherwise specified as contemplated by Section 3.01 (for Debt Securities of such series), the Debt Securities shall be exchangeable or convertible in accordance with this Article.

SECTION 12.02 Election to Exchange or Convert; Notice to Trustee. An election of the Company to exchange or convert Debt Securities, as the case may be, shall be evidenced by an Officer’s Certificate furnished to the Trustee stating that the Company is entitled to effect such Exchange or Conversion and setting forth a statement of facts demonstrating the same.

SECTION 12.03 Notice of Exchange or Conversion. Not less than 45 days nor more than 90 days prior to the Event Date, the Company shall notify the Trustee in writing of its election to exchange or convert, as the case may be, the Debt Securities and of the series of Debt Securities to which such election relates. The Trustee shall within five Business Days after receipt of such notice from the Company, cause notice of such election to be mailed to each Holder of Debt Securities to be exchanged or converted, as the case may be.

All notices of Exchange or Conversion shall state:

(1) the Event Date;

(2) if less than all of the series of the Debt Securities are to be exchanged or converted, as the case may be, the identification of the particular Debt Securities to be exchanged or converted, as the case may be, including relevant CUSIP numbers and other securities identification numbers, which Debt Securities shall be selected by the Trustee from the Outstanding Debt Securities of such series not previously called for conversion, by such method as the Trustee shall deem fair and appropriate;

(3) that on the Event Date, the Debt Security to be exchanged or converted, as the case may be, will cease to exist except to evidence the Exchange Securities or Conversion Securities, as the case may be, as described in Section 12.07 below on and after such Event Date; and

(4) the place or places where such Debt Securities are to be surrendered for exchange or conversion, as the case may be.

Notice of any Exchange or Conversion of Debt Securities shall be prepared by the Company and at the election of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name of and at the expense of the Company.

SECTION 12.04 Deposit of Interest. On or prior to any Event Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay accrued interest, if any, on the Debt Securities to be exchanged or converted on the Event Date.

SECTION 12.05 Surrender of Debt Securities. Any Debt Security which is to be exchanged or converted shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 not less than 10 days prior to the Event Date (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney-in-fact duly authorized in writing) accompanied by written notice specifying the name or names, if any with address or addresses, in which the Exchange Securities or Conversion Securities, as the case may be, are to be issued. Each of the Holders hereby constitutes and appoints the Trustee his or her attorney-in-fact, with power of substitution, in his or her name, to sign any and all instruments or certificates required for the Exchange or the Conversion, as the case may be. Debt Securities surrendered for Exchange or Conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for delivery by it to the Company or, if delivered to the Trustee, shall be delivered by it to the Company.

SECTION 12.06 Issuance of Exchange Securities or Conversion Securities. On or prior to the Event Date with respect to Debt Securities surrendered for Exchange or Conversion, as the case may be, as provided in Section 12.05, the Company shall deliver the Exchange Securities or Conversion Securities to the Trustee or to such other Person as may be specified pursuant to Section 3.01. Such Exchange or Conversion shall be deemed to have been made immediately prior to the close of business in New York City on the Event Date.

SECTION 12.07 Effect of Exchange or Conversion. Notice of Exchange or Conversion having been given as aforesaid, the Debt Securities so to be exchanged or converted, as the case may be, shall, on the Event Date cease to exist for any purpose, other than to evidence the Exchange Securities or the Conversion Securities as described below. Upon surrender of any such Debt Security for Exchange or Conversion, as the case may be, in accordance with said notice and this Article Twelve, accrued interest on such Debt Security to the Event Date shall be paid by the Company to the Holder surrendering such Debt Security.

If accrued interest on any Debt Security called for Exchange or Conversion shall not be paid upon surrender thereof for such exchange or conversion, such accrued interest shall, until paid, constitute Defaulted Interest, payable in accordance with Section 3.06.

On and after the Event Date, each Debt Security to be exchanged or converted, as the case may be, until surrendered for such Exchange or Conversion shall be deemed to evidence the right to receive the Exchange Securities or the Conversion Securities deliverable upon such surrender. On and after the Event Date, until a Holder of a Debt Security has surrendered such Debt Security for Exchange or Conversion, as the case may be, such Holder shall be entitled to receive any dividends, payments or other distributions in respect of such Exchange Securities or Conversion Securities and shall have the same rights with respect to, and shall be deemed to be the Holder of, such Exchange Securities or Conversion Securities as if it had so surrendered such Debt Security for Exchange or Conversion on the Event Date; provided, however, that no dividends, payments or other distributions in respect of such Exchange Securities or Conversion Securities shall be paid or distributed to such Holder any earlier than the date on which such Debt Security is surrendered for Exchange or Conversion.

SECTION 12.08 Legal and Regulatory Compliance. Notwithstanding any provision of this Indenture to the contrary, the right of the Company to cause any Exchange or Conversion of the Debt Securities of any series for Exchange Securities or Conversion Securities on any proposed Event Date shall be subject to the fulfillment of any conditions to such Exchange or Conversion as may be specified pursuant to Section 3.01 for the Debt Securities of such series, and the Company represents and warrants for the benefit of the holders of Exchange Securities or Conversion Securities, as the case may be, that all such conditions shall have been satisfied prior to any such Exchange or Conversion on the Event Date.

SECTION 12.09 Taxes and Charges. Unless otherwise specified pursuant to Section 3.01, the issuance and delivery of Exchange Securities upon Exchange, or Conversion Securities upon Conversion, of the Debt Securities of any series pursuant to this Article Twelve shall be made without charge to the exchanging or converting Holder of Debt Securities for such Exchange Securities or Conversion Securities, as the case may be, or for any tax or other governmental charge (other than income, withholding or capital gains taxes) in respect of the issuance or delivery of such Exchange Securities or Conversion Securities; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of a transfer involved in the issuance and delivery of any such Exchange Security or Conversion Security, as the case may be, to any Person other than any Holder of the Debt Security to be exchanged or converted (unless such other person is the securities depositary selected by the Company for the Debt Securities of such series), and the Company shall not be required to issue or deliver such Exchange Securities or Conversion Securities unless and until the Person requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid.

SECTION 12.10 Trustee and Paying Agents Not Liable.

(a) Neither the Trustee nor any Paying Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Exchange Securities or Conversion Securities which may be issued or delivered upon the Exchange or Conversion of any Debt Security pursuant to this Article Twelve, and makes no representation with respect thereto. Neither the Trustee nor any Paying Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Exchange Securities or Conversion Securities upon the surrender of any Debt Security for the purpose of an Exchange or Conversion pursuant to this Article Twelve or to comply with any of the covenants of the Company contained in this Article Twelve.

(b) Neither the Trustee nor any Paying Agent has any duty to determine when an adjustment under this Article Twelve should be made, how it should be made or what it should be. Neither the Trustee nor any Paying Agent has any duty to determine whether a supplemental indenture under Article Nine need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee and the Paying Agents shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Debt Securities. Neither the Trustee nor any Paying Agent shall be responsible or liable for the Company’s failure to comply with this Article Twelve.

ARTICLE THIRTEEN

DEFEASANCE

SECTION 13.01 Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Debt Securities of a series and if the Debt Securities of such series are denominated and payable only in Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

SECTION 13.02 Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the option of the Company, the Company shall (a) be discharged from any obligations with respect to Debt Securities of any series or (b) shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 10.05 (“covenant defeasance”) (and, if so specified pursuant to Section 3.01, any other restrictive covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied:

(1) the Company shall have deposited or caused to be deposited irrevocably in trust with the Trustee funds in trust dedicated solely to the benefit of the Holders of the Debt Securities of such series (i) cash in Dollars in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, cash in Dollars in an amount or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of (and premium, if any, on) and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

(2) if the Debt Securities of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such covenant defeasance would not cause such Debt Securities to be delisted;

(3) no Event of Default or event (including such deposit), that, with notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit;

(4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance;

(5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and related covenant defeasance will not cause Holders of the Debt Securities of such series, other than Holders who are or who are deemed to be residents of the United Kingdom or use or hold or are deemed to use or hold their Debt Securities in carrying on a business in the United Kingdom, to recognize income, gain or loss for United Kingdom income tax purposes, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of the United Kingdom or any political subdivision thereof or therein having power to tax, except in the case of Debt Securities beneficially owned (a) by a person who is or is deemed to be a resident off the United Kingdom or (b) by a Person who uses or holds or is deemed to use or hold such Debt Securities in carrying on a business in the United Kingdom; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent relating to the covenant defeasance have been complied with.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

SECTION 13.03 Deposited Moneys and U.S. Government Obligations to be Held by Trustee. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 13.02 in respect of Debt Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

SECTION 13.04 Repayment to Company. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 13.02.

The provisions of the last paragraph of Section 10.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 13.02.

SECTION 13.05 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

ARTICLE FOURTEEN

MEETINGS OF HOLDERS OF DEBT SECURITIES

SECTION 14.01 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MAREX GROUP PLC as Issuer

By	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON as Trustee, as Paying Agent and Registrar

By	/s/ Rhonda J. Brannon
Name: Rhonda J. Brannon
Title: Vice President

[Signature Page to Indenture]

Exhibit A

Form of election to receive payments in

[Dollars or other applicable currency]

or to rescind such election

The undersigned, registered owner of certificate number R-   , representing [name of series of Debt Securities] (the “Debt Securities”) in an aggregate principal amount of    , hereby

•

elects to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such election shall take effect as provided in the Debt Securities and, subject to the terms and conditions set forth in the indenture under which the Debt Securities were issued, shall remain in effect until it is rescinded by the undersigned or until such certificate is transferred.

•

rescinds the election previously submitted by the undersigned to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such rescission shall take effect as provided in the Debt Securities.

(Name of Owner)

(Signature of Owner)

Ex. A-1